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                                                                    EXHIBIT 23.2

                                                                  Conformed Copy

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-85102 of Enodis plc of our report dated November 21, 2001, except for Notes 11 and 30 as to which the date is June 27, 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche

London, England
Chartered Accountants

August 15, 2002